UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2008

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2008, the Compensation Committee of the Board of Directors of Broadridge Financial Solutions, Inc. (the “Company”) approved the payment of a special one-time bonus of $600,000 to the Company’s Chief Executive Officer, Richard J. Daly. This special arrangement, which was instituted on August 2, 2007 by the Compensation Committee of the Company’s Board of Directors pursuant to the Company’s 2007 Omnibus Award Plan, had a target bonus payout of $500,000 payable on the achievement of 100% of the Company’s six-month net operating income target during the period ending December 31, 2007. Under this special arrangement, the target bonus payout was adjusted depending on the Company’s actual level of achievement of the performance target and for the effects of various events including acquisitions, dispositions, changes in accounting rules or other extraordinary items occurring during such six-month period. The payment is to be made in cash, provided Mr. Daly is employed at the Company on the payment date, which is anticipated to be no later than February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2008

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary